UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2016

Lancaster Colony Corporation
(Exact name of registrant as specified in its charter)

Ohio	000-04065	13-1955943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

37 West Broad Street Columbus, Ohio		43215
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	614-224-7141

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement
On April 8, 2016, Lancaster Colony Corporation (the “Company”) entered into an agreement with JPMorgan Chase Bank, N.A. to terminate its existing $120 million credit agreement (the “Old Credit Agreement”) dated April 18, 2012, as amended, between the Company, the Lenders party thereto, and JPMorgan Chase Bank, N.A. as Administrative Agent. The Old Credit Agreement was replaced by a new credit agreement, as described in Item 2.03 below.
Item 2.03    Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant
On April 8, 2016, the Company entered into a new $150 million credit agreement (the “New Credit Agreement”) with the Lenders named in the New Credit Agreement and JPMorgan Chase Bank, N.A. as Administrative Agent.
The material terms of the New Credit Agreement are substantially similar to the terms of the Old Credit Agreement.
The New Credit Agreement provides that the Company may borrow, for the five-year term of the agreement, on a revolving credit basis, up to a maximum of $150 million at any one time, with potential to expand the total credit availability to $225 million based on consent of the issuing banks and certain other conditions. All outstanding amounts under the New Credit Agreement are due and payable on April 8, 2021. Interest is variable based upon formulas tied to LIBOR or an alternative base rate defined in the New Credit Agreement, at the Company’s option. The Company must also pay facility fees that are tied to its then-applicable consolidated leverage ratio. Loans may be used for general corporate purposes. The Company’s obligations under the New Credit Agreement are not secured.
The New Credit Agreement contains certain restrictive covenants, including limitations on indebtedness, asset sales and acquisitions. There are two principal financial covenants: an interest expense test that requires the Company to maintain an interest coverage ratio not less than 2.5 to 1 at the end of each fiscal quarter; and an indebtedness test that requires the Company to maintain a consolidated leverage ratio not greater than 3 to 1 at all times. The interest coverage ratio is calculated by dividing Consolidated EBIT (as defined more specifically in the New Credit Agreement) by Consolidated Interest Expense (as defined more specifically in the New Credit Agreement), and the leverage ratio is calculated by dividing Consolidated Debt (as defined more specifically in the New Credit Agreement) by Consolidated EBITDA (as defined more specifically in the New Credit Agreement).
At April 8, 2016, there were no borrowings outstanding under the New Credit Agreement.
The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, which is filed as Exhibit 10.1 and attached hereto.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits:

10.1	Credit Agreement dated as of April 8, 2016 among Lancaster Colony Corporation, the Lenders, The Huntington National Bank as Syndication Agent and JPMorgan Chase Bank, N.A. as Administrative Agent

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LANCASTER COLONY CORPORATION
(Registrant)

Date: April 11, 2016	By: /s/ DOUGLAS A. FELL
Douglas A. Fell
Treasurer, Vice President,
Assistant Secretary and
Chief Financial Officer
(Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Description	Located at
10.1	Credit Agreement dated as of April 8, 2016 among Lancaster Colony Corporation, the Lenders, The Huntington National Bank as Syndication Agent and JPMorgan Chase Bank, N.A. as Administrative Agent	Filed herewith